UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        AUGUST 28, 2007

WILLIAMS SCOTSMAN INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
000-51521	52-1862719
(Commission File Number)	(I.R.S. Employer Identification No.)
8211 Town Center Drive, Baltimore, Maryland	21236
(Address of principal executive offices)	(Zip Code)

(410) 931-6000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On August 28, 2007, Williams Scotsman International, Inc., a Delaware corporation (NASDAQ: WLSC) (the “Company”) issued a press release announcing that its board of directors has established September 26, 2007 as the record date for determination of stockholders entitled to receive notice of, to vote at, and to attend a special meeting of the stockholders to be held on October 29, 2007 to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 18, 2007, by and among Ristretto Group S.a.r.l., Ristretto Acquisition Corp., Ristretto Holdings SCA and the Company, pursuant to which Ristretto Acquisition Corp., a wholly owned subsidiary of Ristretto Group S.a.r.l., will be merged with and into the Company, with the Company being the surviving corporation. The Company also announced that it will mail its definitive proxy statement to its stockholders on or about October 1, 2007.

In addition, the Company announced that the Federal Trade Commission has granted early termination, effective August 23, 2007, of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with proposed merger.

A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1	Press Release of the Company, dated August 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS SCOTSMAN INTERNATIONAL, INC.
By:	/s/ Robert C. Singer
Name: Robert C. Singer Title: Chief Financial Officer

August 28, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release of the Company, dated August 28, 2007.